EXHIBIT 6

                           Form of Warrant Certificate

                               Warrant Certificate

NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN THE REGISTRATION RIGHTS AGREEMENT DATED AS OF NOVEMBER 13, 2001, BY AND AMONG TPG WAFER HOLDINGS LLC, MEMC ELECTRONIC MATERIALS, INC. (THE "CORPORATION") AND THE GUARANTORS IDENTIFIED THEREIN, THE TERMS OF WHICH ARE INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE CORPORATION AND AT THE PRINCIPAL OFFICE OF THE WARRANT AGENT.

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No.  W-[__]                                                  [________] Warrants

                                    WARRANTS

  Exercisable commencing on the Shareholder Approval Date (as defined herein);
                 Void after Expiration Time (as defined herein)

                  MEMC ELECTRONIC MATERIALS, INC., a Delaware corporation (the "Corporation"), hereby certifies that, for value received, [___________], or registered assigns (the "Warrantholder"), is the owner of [__________] Warrants (as defined below), each of which entitles the Warrantholder to purchase from the Corporation, from and after the Shareholder Approval Date (as defined below), one share of common stock, par value $0.01 per share, of the Corporation (the "Common Stock"), at any time from and after the Shareholder Approval Date and continuing up to the Expiration Time at a per share exercise price determined according to the terms and subject to the conditions set forth in this certificate (the "Warrant Certificate"). The number of shares of Common Stock issuable upon exercise of each such Warrant and the exercise price per share of Common Stock are subject to adjustment from time to time pursuant to the provisions of Section 9 of this Warrant Certificate. The Warrants evidenced by this Warrant Certificate are part of a series of warrants to purchase, from and after the Shareholder Approval Date, up to 16,666,667 shares of Common Stock (collectively, the "Warrants"), issued pursuant to a Restructuring Agreement, dated as of November 13, 2001 (as it may be amended, supplemented or otherwise modified from time to time, the "Restructuring Agreement"), by and between TPG Wafer Holdings LLC, a Delaware limited liability company (the "Investor"), and the Corporation and are entitled to certain rights and privileges set forth therein.

                  Section 1. Definitions. As used in this Warrant Certificate, the following terms shall have the meanings set forth below:

                  "Board of Directors" means the board of directors of the Corporation.

                  "Business Day" means any day, other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                  "Certificate of Incorporation" means the Restated Certificate of Incorporation of the Corporation, as amended from time to time.

                  "Closing Price" with respect to a share of Common Stock on any day means, subject to Section 9.1(f), the last reported sale price on that day or, in case no such reported sale takes place on such day, the average of the last reported bid and asked prices, regular way, on that day, in either case, as reported in the consolidated transaction reporting system with respect to securities quoted on the NYSE or, if the shares of Common Stock are not quoted on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not quoted on the NYSE and not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices on such other nationally recognized quotation system then in use, or, if on any such day the shares of Common Stock are not quoted on any such quotation system, the average of the closing bid and asked prices as furnished by a professional market maker selected by the Board of Directors making a market in the shares of Common Stock. If the shares of Common Stock are not publicly held or so listed, quoted or publicly traded, the "Closing Price" means the fair market value of a share of Common Stock, as determined in good faith by the Board of Directors.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Common Stock" has the meaning set forth in the preamble hereto.

                  "Corporation" has the meaning set forth in the preamble hereto.

                  "Derivative Securities" means any subscriptions, options, conversion rights, warrants, or other agreements, securities or commitments of any kind obligating the Corporation to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, Common Stock.

                  "Equity Interests" means, as to any Person, shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other interests of such Person that are denominated, or have substantially the characteristics of, equity interests.

                  "Exercise Price" has the meaning set forth in Section 8 hereof.

                  "Expiration Date" means the tenth anniversary of the Issue
         Date.

                  "Expiration Time" means 5:00 P.M., New York City time, on the Expiration Date.

                  "Fractional Warrant Share" means any fraction of a whole share of Common Stock issued, or issuable upon, exercise of the Warrants.

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body (including the NYSE), court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Indenture" means the Indenture by and among the Corporation, Citibank, N.A., as Trustee and Citicorp USA, Inc., as Collateral Agent, dated as of November 13, 2001, as amended, supplemented or otherwise modified from time to time.

                  "Investor" has the meaning set forth in the preamble hereto.

                  "Issue Date" means November 13, 2001.

                  "New Price Per Share" has the meaning set forth in Section 9.1(c)(i) hereof.

                  "New Securities" has the meaning set forth in Section 9.3(b) hereof.

                  "NYSE" means the New York Stock Exchange, Inc.

                  "Offer Time" has the meaning set forth in Section 9.1(e) hereof.

                  "Organic Change" means, with respect to any Person, any transaction (including without limitation any recapitalization, capital reorganization or reclassification of any class of capital stock, any consolidation or amalgamation of such Person with, or merger of such Person into, any other Person, any merger of another Person into such Person (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of capital stock of such Person), any sale or transfer or lease of all or substantially all of the assets of such Person or any compulsory share exchange) pursuant to which any class of capital stock of such Person is converted into the right to receive other securities, cash or other property.

                  "Notes" means the Senior Subordinated Secured Notes Due 2007 of the Corporation issued pursuant to the Indenture.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association company, partnership, Governmental Authority or other entity.

                  "Principal Amount" means, at a given time and with respect to a given Note, the outstanding principal amount of such Note (which such amount includes, for the sake of clarity, any interest that has been added to the principal amount of such Note pursuant to the terms thereof).

                  "Purchased Shares" has the meaning set forth in Section 9.1(e) hereof.

                  "Restructuring Agreement" has the meaning set forth in the preamble hereto.

                  "Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Shareholder Approval" has the meaning assigned to such term in the Restructuring Agreement.

                  "Shareholder Approval Date" means the date, if any, on which the Corporation obtains the Shareholder Approval.

                  "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Subsidiary" means any subsidiary of the Corporation.

                  "Trading Day" means any day on which the NYSE is open for trading, or if the shares of Common Stock are not listed on the NYSE any day on which the principal national securities exchange or national quotation system on which the shares of Common Stock are listed, admitted to trading or quoted is open for trading, or if the shares of Common Stock are not so listed, admitted to trading or quoted, any Business Day.

                  "Warrant" has the meaning set forth in the preamble hereto.

                  "Warrant Agent" means the Person named or otherwise appointed as such as set forth in Section 10 hereof.

                  "Warrant Certificate" has the meaning in the preamble hereto.

                  "Warrant Market Price" means the average of the Closing Prices of a share of Common Stock for the five consecutive Trading Days ending on the Trading Day immediately prior to the day on which the Election to Exercise is delivered.

                  "Warrant Register" has the meaning set forth in Section 2.2 hereof.

                  "Warrant Shares" means the shares of Common Stock, in each case, issued, or issuable upon, exercise of the Warrants.

                  "Warrantholder" has the meaning set forth in the preamble hereto.

                  Section 2. Transferability.

                  2.1. Registration. The Warrants shall be issued only in registered form.

                  2.2. Transfer. The Warrants evidenced by this Warrant Certificate may be sold or otherwise transferred at any time (except as such sale or transfer may be restricted pursuant to the Securities Act or any applicable state securities laws) and any such sale or transfer shall be effected on the books (the "Warrant Register") maintained by the Warrant Agent, at is corporate trust office, upon surrender of this Warrant Certificate for registration of transfer duly endorsed by the Warrantholder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Corporation shall execute and deliver, and the Warrant Agent shall countersign, a new Warrant Certificate or Certificates in appropriate denominations to the Person or Persons entitled thereto.

                  2.3. Legend on Warrant Shares. If and for so long as required by the Restructuring Agreement, this Warrant Certificate shall contain a legend as set forth in Section 7.08 of the Restructuring Agreement.

                  Section 3. Exchange of Warrant Certificate. Any Warrant Certificate may be exchanged for another certificate or certificates of like tenor entitling the Warrantholder to purchase a like aggregate number of Warrant Shares as the certificate or certificates surrendered then entitles such Warrantholder to purchase. Any Warrantholder desiring to exchange a Warrant certificate shall make such request in writing delivered to the Corporation, and shall surrender, properly endorsed, the certificate evidencing the Warrant to be so exchanged. Thereupon, the Corporation shall execute and deliver to the Person entitled thereto a new Warrant certificate or certificates as so requested.

                  Section 4. Term of Warrants; Exercise of Warrants.

                  4.1. Duration of Warrant. On the terms and subject to the conditions set forth in this Warrant Certificate, the Warrantholder may exercise the Warrants evidenced hereby, in whole or in part, at any time and from time to time after from and after the Shareholder Approval Date and before the Expiration Time. If the Warrants evidenced hereby are not exercised by the Expiration Time, they shall become void, and all rights hereunder shall thereupon cease.

                  4.2. Exercise of Warrant.

                       (a) On the terms and subject to the conditions set forth in this Warrant Certificate, the Warrantholder may exercise the Warrants evidenced hereby, in whole or in part, by presentation and surrender to the Warrant Agent of this Warrant Certificate together with the attached Election to Exercise duly filled in and signed, and accompanied by payment to the Corporation of the Exercise Price for the number of Warrant Shares specified in such Election to Exercise. Payment of the aggregate Exercise Price shall be made (i) in cash in an amount equal to the aggregate Exercise Price; (ii) by certified or official bank check in an amount equal to the aggregate Exercise Price;
         (iii) by an exchange (which shall be treated as a recapitalization under section 368(a) of the Code) with the Corporation of Notes having an aggregate Principal Amount equal to the aggregate Exercise Price;
         (iv) by an exchange (which shall be treated as a recapitalization under section 368(a) of the Code) with the Corporation of outstanding Warrants (other than the Warrants being exercised) having an aggregate Warrant Market Price which, after subtracting the aggregate Exercise Prices thereof, equals the aggregate Exercise Price of the Warrants being exercised; or (v) by any combination of the foregoing.

                       (b) On the terms and subject to the conditions set forth in this Warrant Certificate, upon such presentation and surrender of this Warrant Certificate and payment of such aggregate Exercise Price as set forth in paragraph (a) hereof, the Corporation shall promptly issue and cause to be delivered to the Warrantholder, or to such Persons as the Warrantholder may designate in writing a certificate or certificates (in such name or names as the Warrantholder may designate in writing) for the specified number of duly authorized, fully paid and non-assessable Warrant Shares issuable upon exercise, and shall deliver to the Warrantholder cash, as provided in Section 11 hereof, with respect to any Fractional Warrant Shares otherwise issuable upon such surrender. In the event that the Warrants evidenced by this Warrant Certificate are exercised in part prior to the Expiration Time, the Corporation shall issue and cause to be delivered to the Warrantholder, or to such Persons as the Warrantholder may designate in writing, a certificate or certificates (in such name or names as the Warrantholder may designate in writing) evidencing any remaining unexercised Warrants.

                       (c) Each Person in whose name any certificate for Warrant Shares is issued shall for all purposes be deemed to have become the holder of record of the Warrant Shares represented thereby on the first date on which both the Warrant certificate evidencing the respective Warrants was surrendered and payment of the Exercise Price and any applicable taxes was made, irrespective of date of issue or delivery of such certificate.

                  Section 5. Payment of Taxes. The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of any issue or delivery of Warrant Shares or of other securities or property deliverable upon exercise of the Warrants evidenced by this Warrant Certificate or certificates representing such shares or securities (other than income taxes imposed on the Warrantholder); provided that the Corporation shall not be required to pay any such tax or other charge that may be imposed in connection with any transfer involved in the issue of any certificate for Warrant Shares or other securities or property, or payment of cash, to any Person other than the holder of the Warrant certificate surrendered upon exercise, and in case of any such tax or charge, the Warrant Agent and the Corporation shall not be required to issue any security or property or pay any cash until such tax or charge has been paid or it has been established to the Warrant Agent's and the Corporation's satisfaction that no such tax or charge is payable.

                  Section 6. Mutilated or Missing Warrant. If any Warrant certificate is lost, stolen, mutilated or destroyed, the Corporation shall issue and the Warrant Agent shall countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant certificate, or in lieu of and substitution for the Warrant certificate lost, stolen or destroyed, upon receipt of a proper affidavit or other evidence reasonably satisfactory to the Corporation and the Warrant Agent (and surrender of any mutilated Warrant certificate) and bond of indemnity in form and amount and with corporate surety reasonably satisfactory to the Corporation and the Warrant Agent in each instance protecting the Corporation and the Warrant Agent, a new Warrant certificate of like tenor and representing an equivalent number of Warrants as the Warrant certificate so lost, stolen, mutilated or destroyed. Any such new Warrant certificate shall constitute an original contractual obligation of the Corporation, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant certificate shall be at any time enforceable by anyone. An applicant for such substitute Warrant certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Corporation or the Warrant Agent may prescribe. All Warrant certificates shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement of lost, stolen, mutilated or destroyed Warrant certificates, and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without their surrender.

                  Section 7. Reservation of Shares. The Corporation hereby agrees that there shall be reserved for issuance and delivery upon exercise of this Warrant, free from preemptive rights, the number of shares of authorized but unissued shares of Common Stock as may in the future or shall at any time be required for issuance or delivery upon exercise of the Warrants evidenced by this Warrant Certificate. The Corporation further agrees that it will not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Corporation. Without limiting the generality of the foregoing, the Corporation agrees that before taking any action which would cause an adjustment reducing the Exercise Price below the then-par value of Warrant Shares issuable upon exercise hereof, the Corporation shall from time to time take all such action that may be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

                  Section 8. Exercise Price. The price per share (the "Exercise Price") at which Warrant Shares shall be purchasable upon the exercise of the Warrants evidenced by this Warrant Certificate shall be $3.00, subject to adjustment pursuant to Section 9 hereof.

                  Section 9. Adjustment of Exercise Price and Number of Shares. The number and kind of securities purchasable upon the exercise of the Warrants evidenced by this Warrant Certificate and the Exercise Price thereof shall be subject to adjustment from time to time after the date hereof upon the happening of certain events, as follows:

                  9.1. Adjustments to Exercise Price. The Exercise Price shall be subject to adjustment as follows:

                       (a) Stock Dividends. In case the Corporation after the date hereof shall pay a dividend or make a distribution to all holders of shares of Common Stock in shares of Common Stock, then in any such case the Exercise Price in effect at the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or distribution shall be reduced to a price obtained by multiplying such Exercise Price by a fraction of which (x) the numerator shall be the number of shares of Common Stock outstanding at the close of business on such record date and (y) the denominator shall be the sum of such number of shares of Common Stock outstanding and the total number of shares of Common Stock constituting such dividend or distribution, such reduction to become effective immediately after the opening of business on the day following such record date. For purposes of this subsection (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

                       (b) Stock Splits and Reverse Splits. In case after the date hereof outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Exercise Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case after the date hereof outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Exercise Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                       (c) Issuances Below Exercise Price. (i) If the Corporation after the date hereof issues Common Stock without consideration or at a price per share (such no consideration or price per share, the "New Price Per Share") less than the Exercise Price in effect immediately preceding such issuance of Common Stock, then the Exercise Price shall be adjusted effective immediately following such issuance of Common Stock to the New Price Per Share; provided, however, that no adjustment shall be made if such Common Stock is issued to holders of Common Stock and the Corporation issues or distributes to each Warrantholder the Common Stock that each such Warrantholder would have been entitled to receive had the Warrants held by such Warrantholder been converted prior to such issuance of such Common Stock.

                              (ii) If the Corporation after the date hereof issues Derivative Securities entitling Persons to subscribe for or acquire shares of Common Stock, in each case at a New Price Per Share for such Common Stock less than the Exercise Price in effect immediately preceding such issuance of Derivative Securities, then the Exercise Price shall be adjusted effective immediately following such issuance of Derivative Securities to a price equal to the New Price Per Share; provided, however, that no adjustment shall be made if such Derivative Securities are issued to holders of Common Stock and the Corporation issues or distributes to each Warrantholder the Derivative Securities that each such Warrantholder would have been entitled to receive had the Warrants held by such Warrantholder been converted prior to such issuance of Derivative Securities. Rights or warrants issued by the Corporation to all holders of Common Stock entitling the holders thereof to subscribe for or purchase Equity Interests, which rights or warrants (A) are deemed to be transferred with such shares of Common Stock, (B) are not exercisable and (C) are also issued in respect of future issuances of Common Stock, including shares of Common Stock issued upon exercise of the Warrants evidenced by this Warrant Certificate, in each case in clauses (A) through (C) until the occurrence of a specified event or events (a "Trigger Event"), shall for purposes of this subsection (c)(ii) not be deemed issued until the occurrence of the earliest Trigger Event.

                              (iii) If (A) the exercise price provided for in any Derivative Securities referred to in subsection (c)(ii) above, (B) the additional consideration, if any, payable upon the conversion or exchange of any Derivative Securities referred to in subsection (c)(ii) above or (C) the rate at which any such Derivative Securities referred to in subsection (c)(ii) above are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution upon an event which results in a related adjustment pursuant to this Article VIII), the Exercise Price then in effect shall forthwith be readjusted (effective only with respect to the exercise of Warrants after such readjustment) to the Exercise Price that would then be in effect had the adjustment made upon the issuance, sale, distribution or granting of such Derivative Securities been made based upon such changed purchase price, additional consideration or conversion rate, as the case may be, but only with respect to such Derivative Securities as then remain outstanding.

                       (d) Special Dividends. In case the Corporation after the date hereof shall distribute to all holders of shares of Common Stock evidences of its indebtedness or assets (excluding any regular periodic cash dividend but including any extraordinary cash dividend), Equity Interests (other than Common Stock) or rights to subscribe (excluding those referred to in subsection (c) above) for Equity Interests other than Common Stock, in each such case the Exercise Price in effect immediately prior to the close of business on the record date for the determination of stockholders entitled to receive such distribution shall be adjusted to a price obtained by multiplying such Exercise Price by a fraction of which (x) the numerator shall be the Closing Price per share of Common Stock on such record date, less the then-current fair market value as of such record date (as determined by the Board of Directors in its good faith judgment) of the portion of assets or evidences of indebtedness or Equity Interests or subscription rights so distributed applicable to one share of Common Stock, and (y) the denominator shall be such Closing Price, such adjustment to become effective immediately prior to the opening of business on the day following such record date; provided, however, that no adjustment shall be made (1) if the Corporation issues or distributes to each Warrantholder the subscription rights referred to above that each Warrantholder would have been entitled to receive had the Warrants held by such Warrantholder been exercised prior to such record date or (2) if the Corporation grants to each Warrantholder the right to receive, upon the exercise of the Warrants held by such Warrantholder at any time after the distribution of the evidences of indebtedness or assets or Equity Interests referred to above, the evidences of indebtedness or assets or Equity Interests that such Warrantholder would have been entitled to receive had such Warrants been exercised prior to such record date. The Corporation shall provide any Warrantholder, upon receipt of a written request therefor, with any indenture or other instrument defining the rights of the holders of any indebtedness, assets, subscription rights or Equity Interests referred to in this subsection (d). Rights or warrants issued by the Corporation to all holders of Common Stock entitling the holders thereof to subscribe for or purchase Equity Interests, which rights or warrants (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of Common Stock, including shares of Common Stock issued upon exercise of the Warrants evidenced by this Warrant Certificate, in each case in clauses (i) through (iii) until the occurrence of a Trigger Event, shall for purposes of this subsection (d) not be deemed issued until the occurrence of the earliest Trigger Event.

                       (e) Tender or Exchange Offer. In case a tender or exchange offer made by the Corporation or any Subsidiary for all or any portion of the Common Stock shall be consummated and such tender offer shall involve an aggregate consideration having a fair market value (as determined by the Board of Directors in its good faith judgment) at the last time (the "Offer Time") tenders may be made pursuant to such tender or exchange offer (as it may be amended) that, together with the aggregate of the cash plus the fair market value (as determined by the Board of Directors in its good faith judgment), as of the Offer Time, of consideration payable in respect of any tender or exchange offer by the Corporation or any such Subsidiary for all or any portion of the Common Stock consummated preceding the Offer Time and in respect of which no Exercise Price adjustment pursuant to this subsection (e) has been made, exceeds 5% of the product of the Closing Price of the Common Stock at the Offer Time multiplied by the number of shares of Common Stock outstanding (including any tendered shares) at the Offer Time, the Exercise Price shall be reduced so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the Offer Time by a fraction of which (x) the numerator shall be (i) the product of the Closing Price of the Common Stock at the Offer Time multiplied by the number of shares of Common Stock outstanding (including any tendered shares) at the Offer Time minus (ii) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered and not withdrawn as of the Offer Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the denominator shall be the product of (i) such Closing Price at the Offer Time multiplied by
         (ii) such number of outstanding shares at the Offer Time minus the number of Purchased Shares, such reduction to become effective immediately prior to the opening of business on the day following the Offer Time. For purposes of this subsection (e), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

                       (f) Closing Price Determination. For the purpose of any computation under subsection (d) of this Section 9.1, the Closing Price of Common Stock on any date shall be deemed to be the average of the Closing Prices for the five consecutive Trading Days ending on the day in question (or if such day is not a Trading Day, the next preceding Trading Day), provided, however, that (i) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Exercise Price pursuant to this Section 9 occurs on or after the 20th Trading Day prior to the day in question and prior to the "ex" date for the issuance or distribution requiring such computation, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction which the Exercise Price is so required to be adjusted as a result of such other event, (ii) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Exercise Price pursuant to this Section 9 occurs on or after the "ex" date for the issuance or distribution requiring such computation and on or prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Exercise Price is so required to be adjusted as a result of such other event, and (iii) if the "ex" date for the issuance or distribution requiring such computation is on or prior to the day in question, after taking into account any adjustment required pursuant to clause (ii) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the fair market value on the day in question (as determined by the Board of Directors in a manner consistent with any determination of such value for the purposes of subsection (d) of this Section 9.1) of the assets, evidences of indebtedness, Equity Interests or subscription rights being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For the purposes of any computation under subsection (e) of this Section 9.1, the Closing Price on any date shall be deemed to be the average of the daily Closing Prices for the five consecutive Trading Days ending at the Offer Time; provided, however, that if the "ex" date for any event (other than the tender or exchange offer requiring such computation) that requires an adjustment to the Exercise Price pursuant to this
         Section 9 occurs on or after the date of commencement of such tender or exchange offer and prior to the Offer Time for the tender or exchange offer, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Exercise Price is so required to be adjusted as a result of such other event. For purposes of this subsection (f), the term "ex" date, (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the NYSE or on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (ii) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on the NYSE or such exchange or in such market after the time at which such subdivision or combination becomes effective, and (iii) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on the NYSE or such exchange or in such market after the Offer Time of such tender or exchange offer.

                       (g) Other Adjustments. The Corporation may, but shall not be required to, make such reductions in the Exercise Price, in addition to those required by subsections (a), (b), (c), (d) and (e) of this
         Section 9.1, as it considers to be advisable, including without limitation in order to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock, from any event treated as such for income tax purposes, from any subdivision, reclassification or combination of stock, from any issuance of rights or warrants or from any other transaction having an effect similar to any of the above. Whenever the Exercise Price is reduced pursuant to the preceding sentence, the Corporation shall cause to be filed with the Warrant Agent and shall cause to be mailed to the Warrantholders, at their last addresses as they shall appear upon the Warrant Register, a notice of the reduction at least 15 days prior to the date the reduced Exercise Price takes effect, and such notice shall state the reduced Exercise Price and the period it will be in effect.

                       (h) Minimum Adjustment Requirement. No adjustment shall be required unless such adjustment would result in an increase or decrease of at least $0.01 in the Exercise Price then subject to adjustment; provided, however, that any adjustments that are not made by reason of this subsection (h) shall be carried forward and taken into account in any subsequent adjustment. In case the Corporation shall at any time issue shares of Common Stock by way of dividend on any stock of the Corporation or subdivide or combine the outstanding shares of Common Stock, said amount of $0.01 specified in the preceding sentence (as theretofore increased or decreased, if said amount shall have been adjusted in accordance with the provisions of this subsection
         (h)) shall forthwith be proportionately increased in the case of such a combination or decreased in the case of such a subdivision or stock dividend so as appropriately to reflect the same.

                       (i) Minimum Permissible Exercise Price. Notwithstanding any other provision of this Section B, no adjustment to the Exercise Price shall reduce the Exercise Price below $0.01, and any such purported adjustment shall instead reduce the Exercise Price to $0.01. The Corporation hereby covenants not to take any action that would or does result in any adjustment in the Exercise Price that, if made without giving effect to the previous sentence, would cause the Exercise Price to be less than $0.01.

                       (j) Certificate. Whenever an adjustment in the Exercise Price is made as required or permitted by the provisions of this
         Section 9.1, the Corporation shall promptly file with the Warrant Agent a certificate of its chief financial officer setting forth (A) the adjusted Exercise Price as provided in this Section 9.1 and a brief statement of the facts requiring such adjustment and the computation thereof and (B) the number of shares of Common Stock (or portions thereof) purchasable upon exercise of a Warrant after such adjustment in the Exercise Price in accordance with Section 9.2 hereof and the record date therefor, and promptly after such filing shall mail or cause to be mailed a notice of such adjustment to each Warrantholder at his or her last address as the same appears on the Warrant Register. Such certificate, in the absence of manifest error, shall be conclusive and final evidence of the correctness of such adjustment. The Warrant Agent shall be entitled to rely upon such certificate, and shall be under no duty or responsibility with respect to any such certificate except to exhibit the same to any Warrantholder desiring inspection thereof.

                       (k) Notice. In case:

                           (i) the Corporation shall declare any dividend or any
                  distribution of any kind or character (whether in cash, securities or other property) on or in respect of shares of Common Stock or to the stockholders of the Corporation (in their capacity as such), excluding any regular periodic cash dividend paid out of current or retained earnings (as such terms are used in generally accepted accounting principles); or

                           (ii) the Corporation shall authorize the granting to
                  the holders of shares of Common Stock of rights to subscribe for or purchase any shares of capital stock or of any other right; or

                           (iii) of any reclassification of shares of Common
                  Stock (other than a subdivision or combination of outstanding shares of Common Stock), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the sale or transfer of all or substantially all of the assets of the Corporation; or

                           (iv) of the voluntary or involuntary dissolution,
                  liquidation or winding up of the Corporation;

         then the Corporation shall cause to be filed with the Warrant Agent and shall cause to be mailed to the Warrantholders, at their last addresses as they shall appear upon the Warrant Register, at least 30 days prior to the applicable record date hereinafter specified, a notice stating
         (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and, if applicable, the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property (including cash) deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give any such notice, or any defect therein, shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above.

                  (l) No Adjustment. Anything to the contrary herein notwithstanding, no adjustment to the Exercise Price or the number of shares of Common Stock purchasable upon exercise of a Warrant shall be made pursuant to this Section 9.1 or Section 9.2 as a result of, or in connection with, the issuance of Common Stock or Derivative Securities
         (i) issued to directors or employees of the Corporation or its Subsidiaries pursuant to an existing or future stock option, stock bonus, stock purchase or other similar plan adopted by the Board of Directors, an employment agreement approved by the Board of Directors, or the modification, renewal or extension of any such plan or agreement if approved by the Board of Directors or (ii) upon exercise, conversion or exchange of any Derivative Securities whether or not the issuance of which caused an adjustment hereunder.

                  9.2. Adjustment to Number of Warrant Shares. Upon each adjustment of the Exercise Price pursuant to Section 9.1 hereof the number of Warrant Shares purchasable upon exercise of a Warrant outstanding prior to the effectiveness of such adjustment shall be adjusted to the number, calculated to the nearest one-hundredth of a Warrant Share, obtained by (x) multiplying the number of Warrant Shares purchasable immediately prior to such adjustment upon the exercise of a Warrant by the Exercise Price in effect prior to such adjustment and (y) dividing the product so obtained by the Exercise Price in effect after such adjustment of the Exercise Price.

                  9.3. Organic Change.

                       (a) Corporation Survives. Upon the consummation of an Organic Change (other than a transaction in which the Corporation is not the surviving entity), lawful provision shall be made as part of the terms of such transaction whereby the terms of the Warrant Certificates shall be modified, without payment of any additional consideration by the Warrantholders, so as to provide that upon exercise of Warrants following the consummation of such Organic Change, the Warrantholders of such Warrants shall have the right to purchase (in lieu of or in addition to the Warrant Shares purchasable prior to the Organic Change), without payment of additional consideration therefore, such securities, cash and other property receivable upon such Organic Change by a holder of the number of Warrant Shares into which such Warrants might have been exercised immediately prior to such Organic Change. Lawful provision also shall be made as part of the terms of the Organic Change so that all other terms of the Warrant Certificates shall remain in full force and effect following such an Organic Change. The provisions of this subsection (a) shall similarly apply to successive Organic Changes of the character described in this subsection (a).

                       (b) Corporation Does Not Survive. The Corporation shall not enter into an Organic Change that is a transaction in which the Corporation is not the surviving entity unless lawful provision shall be made as part of the terms of such transaction whereby the surviving entity shall issue new securities (the "New Securities") to each Warrantholder, without payment of any additional consideration by the Warrantholders, with terms that provide that upon the exercise of such New Securities, the holder of such New Securities shall have the right to purchase (in lieu of or in addition to the Warrant Shares purchasable prior to the Organic Change), without payment of additional consideration therefore, such securities, cash and other property receivable upon such Organic Change by a holder of the number of Warrant Shares into which such holder's Warrants might have been exercised immediately prior to such Organic Change. The certificate or articles of incorporation or other constituent document of the surviving entity shall provide for such adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be equivalent to the adjustments provided for in Section 9.1 hereof. All other terms of such New Securities shall be substantially equivalent to the terms provided herein. The provisions of this subsection (b) shall similarly apply to successive Organic Changes of the character described in this subsection (b).

                  9.4. Statement on Warrants. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to Section 9.1 or
Section 9.2 hereof, and Warrants issued after such adjustment may state the same Exercise Price and the same number of Warrant Shares as are stated in this Warrant Certificate.

                  9.5. Certain Events. If any event similar to or of the type contemplated by the provisions of Section 9.1 or 9.3, but not expressly provided for by such provisions, occurs, then the Board of Directors of the Corporation will make an appropriate and equitable adjustment in the Exercise Price and the number of Warrant Shares purchasable upon exercise of a Warrant so as to protect the rights of the Warrantholders in a manner determined in the good faith judgment of the Board of Directors to be substantially similar to the mechanisms provided herein; provided, however, that no such adjustment will increase the Exercise Price or decrease the number of Warrant Shares purchasable upon exercise of the Warrants.

                  Section 10. Warrant Agent. On the date of issuance of the Warrants, the Corporation shall cause to be appointed in the Borough of Manhattan, The City of New York, a Warrant Agent, having a capital and surplus of at least $50,000,000.

                  Section 11. Fractional Interests. The Corporation shall not be required to issue Fractional Warrant Shares on the exercise of the Warrants evidenced by this Warrant Certificate. If any Fractional Warrant Share would, but for the provisions of this Section 11, be issuable on the exercise of the Warrants evidenced by this Warrant Certificate (or specified portions thereof), the Corporation shall pay an amount in cash equal to the fraction of a Warrant Share represented by such Fractional Warrant Share multiplied by the Closing Price on the day of such exercise.

                  Section 12. Notice of Shareholder Approval Date. When and if the Shareholder Approval Date shall occur, the Corporation shall promptly file with the Warrant Agent a certificate to such effect, and promptly after such filing shall mail or cause to be mailed a notice of such occurrence to each Warrantholder at his or her last address as the same appears on the Warrant Register.

                  Section 13. No Rights as Shareholder. Nothing in this Warrant Certificate shall be construed as conferring upon the Warrantholder or its transferees any rights as a shareholder of the Corporation, including the right to vote, receive dividends, consent or receive notices as a shareholder with respect to any meeting of shareholders for the election of directors of the Corporation or any other matter.

                  Section 14. Successors. All the covenants and provisions of this Warrant Certificate by or for the benefit of the Corporation or the Warrantholder shall bind and inure to the benefit of their respective successors and permitted assigns hereunder.

                  Section 15. Governing Law; Choice of Forum, Etc. The validity, construction and performance of this Warrant Certificate shall be governed by, and interpreted in accordance with, the laws of New York without reference to its conflict of laws rules. The parties hereto agree that the appropriate and exclusive forum for any disputes arising out of this Warrant Certificate solely between or among any or all of the Corporation, on the one hand, and the Investor and/or any Person who has become a Warrantholder, on the other, shall be the United States District Court for the Southern District of New York, and, if such court will not hear any such suit, the courts of the state of the Corporation's incorporation, and the parties hereto irrevocably consent to the exclusive jurisdiction of such courts, and agree to comply with all requirements necessary to give such courts jurisdiction. The parties hereto further agree that the parties will not bring suit with respect to any disputes, except as expressly set forth below, arising out of this Warrant Certificate for the execution or enforcement of judgment, in any jurisdiction other than the above specified courts. Each of the parties hereto irrevocably consents to the service of process in any action or proceeding hereunder by the mailing of copies thereof by registered or certified airmail, postage prepaid, if to (i) the Corporation, at 501 Pearl Drive (City of O'Fallon), St. Peters, Missouri 63376,
Attention: General Counsel, or at such other address specified by the Corporation in writing to the Warrant Agent, and (ii) any Warrantholder, at the address of such Warrantholder specified in the Warrant Register. The foregoing shall not limit the rights of any party hereto to serve process in any other manner permitted by the law or to obtain execution of judgment in any other jurisdiction. The parties further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and the amount of indebtedness. The parties agree to waive any and all rights that they may have to a jury trial with respect to disputes arising out of this Agreement.

                  Section 16. Benefits of this Agreement. Nothing in this Warrant Certificate shall be construed to give to any Person other than the Corporation and the Warrantholder any legal or equitable right, remedy or claim under this Warrant Certificate, and this Warrant Certificate shall be for the sole and exclusive benefit of the Corporation and the Warrantholder.

                  IN WITNESS WHEREOF, the Corporation has caused this Warrant Certificate to be duly executed, as of this ___ day of November, 2001.

                                           MEMC ELECTRONIC MATERIALS, INC.


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:





Countersigned:

Citibank, N.A., as Warrant Agent

By:
    ---------------------------------
    Name:
    Title:

                              ELECTION TO EXERCISE
                   (To be executed upon exercise of Warrants)


To MEMC ELECTRONIC MATERIALS, INC.:

                  The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, Warrant Shares, as provided for therein, and tenders herewith payment of the purchase price in full in the form of [COMPLETE WHERE APPLICABLE]:

         o cash or a certified or official bank check in the amount of $ __________ ; and/or

         o $ Principal Amount of Notes, of which $____________ Principal Amount should be applied toward the payment of such Warrant Shares; and/or

         o number of Warrants, valued at $ each (such value arrived at by subtracting the Exercise Price of $ from the Warrant Market Price of $ , both the Exercise Price and Warrant Market Price determined in accordance with the provisions of the Warrant Certificate);

         For a total purchase price of $ ______________.

                  If the Principal Amount of the Notes or the value of the Warrants evidenced by the Warrant Certificate delivered herewith exceeds that portion of the payment which is to be paid by the surrender of such shares or Warrants, you are authorized, as agent of the undersigned, to deliver to the Corporation such Notes or Warrant Certificate delivered herewith for exchange into smaller denominations in order that you may deliver to the undersigned new Notes or Warrant Certificates, in Principal Amount or number as the case may be, equal to the difference between the Principal Amount or number as the case may be, of the Notes or Warrants surrendered, less the Principal Amount or number as the case may be, thereof, used to purchase Warrant Shares.

                  Please issue a certificate or certificates for such Warrant Shares in the name of, and pay any cash for any Fractional Warrant Shares to (please print name address and social security or other identifying number)* :

Name:
     ------------------------------------

Address:
        ---------------------------------



Soc. Sec. #:
            -----------------------------

AND, if said number of Warrant Shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of the undersigned for the balance remaining of the Warrant Shares purchasable thereunder rounded up to the next higher whole number of Warrant Shares.

                                            Signature:**
                                                        -------------------




-----------
* The Warrant Certificate and the Restructuring Agreement contain restrictions on the sale and other transfer of the Warrants evidenced by such Warrant Certificate.

** The above signature should correspond exactly with the name on the face of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.*

                                 ASSIGNMENT FORM

                 (To be signed only upon assignment of Warrant)

                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
          (Name and Address of Assignee must be Printed or Typewritten)


Warrants to purchase ______ Warrant Shares of the Corporation, evidenced by the within Warrant Certificate hereby irrevocably constituting and appointing _________________ Attorney to transfer said Warrants on the books of the Corporation, with full power of substitution in the premises.

The Assignee's social security or tax identification number is
_____________________.


Dated:  _____________, ____



                                          --------------------------------------
                                          Signature of Registered Holder*





------------
* The above signature should correspond exactly with the name on the face of this Warrant Certificate.